EXHIBIT 5


                    [Jones, Walker Letterhead]


                        November 27, 1996


Century Telephone Enterprises, Inc.
100 Century Park Drive
Monroe, Louisiana  71203


          RE:  Registration Statement on Form S-4
               Century Telephone Enterprises, Inc. ("Century")


Gentlemen:

     We have acted as Century's special counsel in connection with the preparation of the registration statement on Form S-4 (the "Registration Statement") filed by Century with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration of 75,000 shares of Century's preferred stock, par value $25.00 per share, issuable in series, and 1,500,000 shares of Century's common stock, par value $1.00 per share (collectively, the "Registered Securities"). In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) the resolutions adopted by the Board of Directors of Century on November 21, 1996 (the "November Resolutions") and (ii) such other records of Century, certificates of Century's officers and public officials, and such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that the proposed issuance of the Registered Securities has been duly authorized by Century's Board of Directors and the Registered Securities will, when issued in accordance with the terms and conditions of the November Resolutions and the Registration Statement, be validly issued.

     The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the State of Louisiana as they relate to the opinions expressed herein. We are members of the bar of the State of Louisiana and have neither been admitted to nor purport to be experts on the laws of any other jurisdiction. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Registered Securities.


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                              Yours very truly,

                              JONES, WALKER, WAECHTER,
                                 POITEVENT, CARRERE & DENEGRE, L.L.P.



                              By:      /s/ Kenneth J. Najder
                                  ______________________________________
                                         Kenneth J. Najder